EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Provident Bancorp, Inc. of our report dated March 21, 2016, relating to the consolidated financial statements of Provident Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Whittlesey & Hadley, P.C.

Hartford, Connecticut
November 18, 2016